UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 17, 2010 (May 12, 2010)

Date of report (Date of earliest event reported):

HUGHES Telematics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 1800 Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 573-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lifecomm LLC

On May 12, 2010, HUGHES Telematics, Inc. (the “Company”), QUALCOMM Incorporated (“QC”) and American Medical Alert Corp. (“AMAC”) entered into a limited liability company agreement (the “LLC Agreement”) forming LIFECOMM LLC (“Lifecomm”), a venture to design, develop, finance and operate a mobile personal emergency response service (“Mobile PERS”) which will permit subscribers to initiate requests for emergency assistance services through a wearable device that is able to communicate information to and support voice interactions between the subscriber and an emergency assistance call center for purposes of dispatching first responders to the subscriber’s location.

Under the terms of the LLC Agreement, each of the parties is providing cash and/or immediate and future in-kind contributions to Lifecomm. Specifically, in exchange for approximately 54% of the membership interests of Lifecomm, the Company has entered into (i) an Infrastructure Access Agreement with Lifecomm pursuant to which the Company will provide access to its telematics platform and infrastructure which will enable Lifecomm to provide service to its customers and (ii) a Services Agreement with Lifecomm pursuant to which the Company will provide, over the next six years, $10.9 million of in-kind selling, general and administrative services to support the venture. In addition, the Company has agreed to enter into a Telematics Services Agreement that will include, among other things, a per user per month fee for wireless connectivity, billing, portal access and other associated services. In exchange for approximately 36% of the membership interests, QC has (i) provided $6.0 million of cash, (ii) entered into a Know-How License Agreement pursuant to which Lifecomm licensed certain “know-how” previously developed by QC and also provided Lifecomm access to the LIFECOMM name and (iii) a Services Agreement with Lifecomm pursuant to which QC will contribute a portion of the value of certain future engineering and project management services, up to an agreed upon aggregate value. Finally, in exchange for approximately 10% of the membership interests, AMAC has (i) provided $4.0 million of cash and (ii) entered into a Value Added Reseller Agreement pursuant to which AMAC will be a preferred distributor of Lifecomm’s products and services. In addition, pursuant to the LLC Agreement, each member has agreed to fund its pro rata share of a $2.0 million stand-by equity commitment for Lifecomm’s benefit. Assuming Lifecomm draws the entire commitment, the Company will be required to provide approximately $1.1 million of cash.

Lifecomm will be governed by a board of directors (the “Board”) which will initially be comprised of three members designated by the Company, two members designated by QC and one member designated by AMAC. The LLC Agreement requires supermajority approval of the Board for certain actions, including, among other things, approval of the annual budget, increases in the capital of Lifecomm, issuances of convertible securities, debt obligations in excess of a certain threshold, certain investments and certain changes to Lifecomm’s executive management team during the eighteen months following formation. The LLC Agreement requires supermajority approval of the members for certain actions, including, among others, modifications to the LLC Agreement, addition of other members, modifications to the distribution policy, specified capital events, entering into or terminating any agreement related to Lifecomm’s intellectual property rights or the purchase or transfer of technology other than in the ordinary course of business, any winding-up dissolution or voluntary liquidation of Lifecomm (which in certain circumstances requires unanimous approval), an asset sale or other material disposition, certain transactions with affiliates, changes in the size of the Board and investments above a specified threshold outside of the ordinary course.

Each of the initial members have preemptive rights with respect to future issuances of securities by Lifecomm, as well as rights of first offer, drag-along rights and tag-along rights on transfers of securities by the other members. In addition, for a two year period beginning on May 12, 2014, any member (or group of members) holding at least 25% of the membership interests in Lifecomm will have the right to demand either an auction for the sale of Lifecomm or an initial public offering of Lifecomm. Should Lifecomm fail to achieve either of these liquidity events within 180 days of the demand, then to the extent at such time the Company holds at least 50% of the outstanding membership interests of Lifecomm and is publicly traded, each other member will be entitled on a one-time basis to exchange all of its membership interests in Lifecomm for shares of common stock of the Company.

Private Placement

On May 13, 2010, the Company completed a private placement of 5,130,500 shares of its common stock, par value $0.0001 per share, to a group of accredited investors who are not affiliated with the Company (the “Purchasers”) at a per share price of $3.00, pursuant to the terms of a Stock Purchase Agreement, dated May 13, 2010, by and among the Company and each of the Purchasers (the “Stock Purchase Agreement”). The aggregate purchase price for the common stock sold in the private placement was approximately $15.4 million in cash. The Company intends to use the net proceeds from the private placement for general corporate purposes.

The sale of the common stock in the private placement was not registered under the Securities Act, and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In connection with the private placement, the Company entered into a Registration Rights Agreement, dated May 13, 2010, (the “Registration Rights Agreement”) with the Purchasers requiring that, among other things, the Company register the resale of the shares of common stock sold in the private placement. If the Company does not meet certain deadlines with respect to making a registration statement covering such resale effective, then cash penalties of 1% of the purchase price per month for up to twelve months may apply.

The foregoing is a summary of the terms of the Stock Purchase Agreement and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this current report is also responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Stock Purchase Agreement, dated May 13, 2010, by and among HUGHES Telematics, Inc. and the Purchasers set forth therein.

99.2	Registration Rights Agreement, dated May 13, 2010, by and among HUGHES Telematics, Inc. and the Purchasers set forth therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.

Dated: May 17, 2010	By:	/s/ Craig Kaufmann
	Name:	Craig Kaufmann
	Title:	Senior Vice President Finance and Treasurer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Stock Purchase Agreement, dated May 13, 2010, by and among HUGHES Telematics, Inc. and the Purchasers set forth therein.

99.2	Registration Rights Agreement, dated May 13, 2010, by and among HUGHES Telematics, Inc. and the Purchasers set forth therein.